Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 24, 2025 (the “Closing Date”), the Viewbix. Inc. (the “Company” or “Viewbix”) entered into a securities exchange agreement (the “Agreement”) with Metagramm Software Ltd., an Israeli company (“Metagramm”), and all of the shareholders of Metagramm (the “Metagramm Shareholders”). Pursuant to the Agreement, the Company acquired 100% of Metagramm’s issued and outstanding share capital in exchange for a consideration of 19.99% of the Company’s issued and outstanding capital stock on a post-closing, pro rata basis (the “Consideration”) equal to 1,323,000 shares of common stock of the Company (the “Acquisition”) and representing a total value of $5,159,000. The Acquisition was completed on March 24, 2025 (the “Closing Date”), resulting in Metagramm becoming a wholly-owned subsidiary of the Company.

In addition, the Company agreed to pay the Metagramm Shareholders cash earn-out payments on a pro rata basis of up to a cumulative sum of $2.0 million, contingent upon the achievement of certain financing and revenue milestones during the 3-year period following the Closing Date.

The unaudited pro forma condensed combined balance sheets are based on the individual historical balance sheets of the Company and Metagramm, prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, as of December 31, 2024, and has been prepared to reflect the effect of the Acquisition, which was completed on March 24, 2025, as if it had occurred on December 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 gives effect to the Acquisition as if it had occurred on January 1, 2024, the beginning of the Company’s fiscal year. The historical condensed combined financial information has been adjusted to give effect to pro forma events that are: 1) directly attributable to the Acquisition; 2) factually supportable; and 3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma financial statements were prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission, or the SEC, Regulation S-X, or Article 11 of Regulation S-X. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made, as further described in the accompanying notes.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the Company’s historical audited financial statements for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K filed to the SEC on March 21, 2025, (the “Annual Report”), the historical audited financial information of Metagramm for the year ended December 31, 2024 included as Exhibit 99.1 to this Current Report on Form 8-K, or this Form 8-K.

The unaudited pro forma combined condensed financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have resulted had the Acquisition described above been consummated at the dates indicated, nor is it necessarily indicative of the results of operations which may be realized in the future. Furthermore, the unaudited pro forma combined condensed financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of December 31, 2024

(U.S. dollars in thousands)

	Viewbix Inc	Metagramm	Transaction Accounting Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$624	$18	$-		$642
Restricted deposit	58	-	-		58
Accounts receivables	1,832	-	-		1,832
Loan to parent company	3,981	-	-		3,981
Other receivables	1,257	14	-		1,271

Total Current Assets	7,752	32	-		7,784

Non-current assets:
Deferred taxes	164	-	-		164
Property and equipment, net	27	2	-		29
Intangible assets, net	9,552	123	860	3(a)	10,535
Goodwill	4,579	-	5,125	3(a)	9,704

Total Non-current Assets	14,322	125	5,985		20,432

Total Assets	$22,074	157	5,985		28,216

Liabilities
Current liabilities:
Accounts payable	$5,935	$5	$-		$5,940
Short-term loans	2,310	-	-		2,310
Current maturities of long-term loans	3,064	-	-		3,064
Embedded derivatives	29	-	-		29
Short-term convertible loans	779	-	-		779
Other payables	812	348	-		1,160

Total Current liabilities	12,929	353	-		13,282

Non-current liabilities:
Long-term loans, net of current maturities	496	-	-		496
Deferred taxes	1,142	-	198	3(a)	1,340
Earn-out liability	-	-	1,010	3(a)	1,010

Total None Current liabilities	1,638	-	1,208		2,846

Total Liabilities	$14,567	353	1,208		16,128

Shareholders’ Equity:
Common stock of $0.0001 par value	3	-	-		3
Additional paid-in-capital	$28,482	$250	$4,804	3(b)	$33,536
Accumulated deficit	(22,714)	(446)	(27)	3(b)	(23,187)

TOTAL EQUITY	7,507	(196)	4,777		12,088

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	22,074	157	5,985		28,216

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the period ended December 31, 2024

(U.S. dollars in thousands)

	Viewbix Inc	Metagramm	Transaction Accounting Adjustments	Pro Forma
Revenues	$26,941	137		27,078

Costs and Expenses:
Traffic-acquisition and related costs	21,987	-	-	21,987
Research and development	1,879	171	-	2,050
Selling and marketing	1,641	62	-	1,703
General and administrative	2,268	81	-	2,349
Depreciation and amortization	3,012	110	320	3,442
Goodwill Impairment	7,675	-	-	7,675
Other expenses, net	34	-	-	34

Operating loss	11,555	287	320	12,162

Finance expenses, net	2,764	110	-	2,874

Loss before income taxes	14,319	397	320	15,036

Income tax benefit	(213)	-	(74)	(287)

Net loss	14,106	397	246	14,749

Net loss attributable to non-controlling interests	2,053	-	-	2,053
Net loss attributable to shareholders	12,053	397	246	12,696

Net loss per share – Basic and diluted attributed to shareholders:	2.69	0.09	0.05	2.84

Weighted-average number of shares used in computing net loss per share, basic and diluted (*)	4,476,013	4,476,013	4,476,013	4,476,013

(*)	Share and per share data in these condensed consolidated financial statements have been retroactively adjusted to reflect the 1-for-4 reverse stock split effected on March 14, 2025.

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Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

Note 1 - Basis of presentation

The unaudited pro forma condensed combined statement of operations for the period ended December 31, 2024, presents pro forma effect to the Acquisition, which was completed on March 24, 2025, as if it had been completed on January 1, 2024 and was derived from the Company’s historical audited financial statements for the year ended December 31, 2024 included in the Annual Report and the historical audited financial information of Metagramm for the year ended December 31, 2024 included as Exhibit 99.2 to this Form 8-K.

The unaudited pro forma condensed combined financial information herein has been prepared to illustrate the effects of the Acquisition in accordance with U.S. GAAP.

The unaudited pro forma condensed combined balance sheets as of December 31, 2024, assumes that the Acquisition occurred on December 31, 2024.

The unaudited pro forma condensed combined statement of balance sheets as of December 31, 2024, has been prepared using, and should be read in conjunction with, the following:

●	The Company’s audited consolidated statement of balance sheets as of December 31, 2024, and the related notes, included in the Annual; and

●	Metagramm’s audited balance sheets as of December 31, 2024, and the related notes, included as Exhibit 99.2 to this Form 8-K.

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The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, have been prepared using, and should be read in conjunction with, the following:

●	The Company’s audited consolidated statement of operations for the period ended December 31, 2024, and the related notes included in the Annual Report; and

●	Metagramm’s audited statement of operations for the year ended December 31, 2024 and the related notes attached as Exhibit 99.2 to this Form 8-K.

Information has been prepared based on these preliminary estimates, and the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the consummation of the Acquisition are based on certain currently available information and certain assumptions and methodologies that The Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition based on information available to management at the time of the Closing Date and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or balance sheets that might have been achieved for the periods presented, nor is it necessarily indicative of the future results of the combined company.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual balance sheets and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 - Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction, or Transaction Accounting Adjustments, and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur, or Management’s Adjustments. The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

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The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company following consummation of the Acquisition filed consolidated income tax returns during the periods presented.

Note 3 - Pro Forma Adjustments

The following describes the pro forma adjustments related to the Acquisition, that have been made in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024, giving effect to the Acquisition as if it had been consummated on January 1, 2024, all of which are based on preliminary estimates that could change significantly as additional information is obtained:

(a) The preliminary purchase price allocation is as follows (in thousand):

Consideration paid in Company’s shares		$5,159
Earn-out liability arising from the acquisition		1,010
Total cost of the acquisition		6,169

Less: Acquired tangible assets		136
Excess purchase price		6,033

Fair value adjustments:
Intangible asset – Technology	760
Intangible asset – Customer relations	420
Deferred tax liabilities	(272)
Total fair value adjustments		908

Goodwill		5,125

The consideration of $5,159 thousand paid in Company’s shares which were allocated to the Metagramm Shareholders at the Closing Date.

The earn-out liability of $1,010 thousand represents the estimated fair value of cash earn-out payments the Company has agreed to pay the Metagramm’ Shareholders, contingent upon the achievement of certain financing and revenue milestones during the 3-year period following the Closing Date.

The pro forma adjustments give effect to the forward acquisition accounting, and specifically:

(1)	to recognize $760 thousand of Metagramm’s identified intangible assets comprised of technology with an 5-year useful life;

(2)	to recognize $420 thousand of Metagramm’s identified intangible assets comprised of customer relations with a 2.5-year useful life;

(3)	to recognize $272 thousand of Metagramm’s deferred tax liabilities associated with the identified intangible assets; and

(4)	to recognize Metagramm’s goodwill of $5,125 thousand.

(b)	Represents the consolidation equity elimination upon consolidation of Metagramm.

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